Exhibit 10.2

AMENDMENT NO. 2

TO SUBORDINATED LOAN AGREEMENT

AMENDMENT NO. 2 TO SUBORDINATED LOAN AGREEMENT dated as of April 4, 2017 (this “Amendment”), to the Subordinated Loan Agreement, dated as of January 25, 2016 (as amended by that certain Amendment No. 1 to Subordinated Loan Agreement, dated February 17, 2016, and as otherwise amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Otelco Inc., a Delaware corporation (the “Parent”), each subsidiary of the Parent listed as a “Borrower” on the signature pages thereto (together with Parent and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, collectively, the “Borrowers” and each, a “Borrower”), the investors from time to time party thereto (each an “Investor” and collectively, the “Investors”), NewSpring Mezzanine Capital III, L.P., a Delaware limited partnership (“NewSpring”), as collateral agent for the Investors (in such capacity, together with its successors and assigns in such capacity, the “Agent”). All terms used herein that are defined in the Loan Agreement and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

WHEREAS, the Borrowers, the Agent and the Investors wish to amend certain terms and provisions of the Loan Agreement as hereinafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.            Amendment to Loan Agreement. Section 8.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(g)       Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (i) $9,350,000 in the fiscal year ended December 31, 2017, (ii) $8,250,000 in the fiscal year ended December 31, 2018, and (iii) $7,166,500 in any fiscal year thereafter.

2.            Representations and Warranties. Each Borrower hereby jointly and severally represents and warrants to the Agent and the Investors, as of the date hereof, as follows:

(a)       Representations and Warranties; No Event of Default. The representations and warranties contained herein, in Article 3 of the Loan Agreement and in each other Loan Document, certificate or other writing delivered by or on behalf of any Borrower pursuant to the Loan Agreement or any Loan Document on or prior to the Second Amendment Effective Date (as defined below) are true and correct on and as of such date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date), and no Default or Event of Default has occurred and is continuing as of the Second Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b)       Authorization, Etc. The execution and delivery of this Amendment by each Borrower, and the performance of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except, in the case of this subclause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)       Enforceability of Amendment. This Amendment has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligations of each such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

3.            Conditions Precedent to Effectiveness. This Amendment shall become effective upon satisfaction in full, in a manner reasonably satisfactory to the Agent, or waived, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being herein called the “Second Amendment Effective Date”):

(a)       Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Amendment all fees, costs, expenses and taxes then payable pursuant to this Amendment or Section 6.3 of the Loan Agreement.

(b)       Delivery of Documents. The Agent shall have received on or before the Second Amendment Effective Date this Amendment, duly executed by the Borrowers, Agent and each Investor.

4.            Continued Effectiveness of the Loan Agreement and Other Loan Documents. Each Borrower hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Loan Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Second Amendment Effective Date all references in the Loan Agreement or any other Loan Document to “Loan Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that the Loan Agreement or any such other Loan Document purports to assign or pledge to the Agent for the benefit of the Investors, or to grant to the Agent for the benefit of the Investors a security interest in or Lien on, any Collateral as security for the Obligations of any Borrower from time to time existing in respect of the Loan Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of any Borrower, other than as expressly provided herein, including, without limitation, the Borrowers’ obligation to repay the Loans in accordance with the terms of Loan Agreement, or the obligations of any other Borrower under any Loan Document to which it is a party, all of which obligations shall remain in full force and effect. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Investor under the Loan Agreement or any other Loan Document, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document.

5.            Release by the Borrowers.

(a)       Effective on the Second Amendment Effective Date, each Borrower, for itself and on behalf of its successors, assigns, and officers, directors, employees and agents, hereby waives, releases, remises and forever discharges Agent, each Investor, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals (each a “Releasee” and, collectively, the “Releasees”), from any and all past, present and future claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and, collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which any Borrower ever had from the beginning of the world, now has, or might hereafter have against any such Releasee, which Claims relate, directly or indirectly, to any act or omission by any Releasee that occurred on or prior to the date of this Amendment and relate, directly or indirectly, to the Loan Agreement, any other Loan Document, or any acts or omissions of any such Releasee that occurred on or prior to the date of this Amendment with respect to the Loan Agreement or any other Loan Document, or the lender-borrower relationship evidenced by the Loan Documents, except for the duties and obligations set forth in this Amendment and the duties and obligations set forth in the Loan Documents to be performed on or after the date of this Amendment, and agrees that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by such Person pursuant to this Section.

6.            Reaffirmation of Borrowers. Each Borrower hereby reaffirms its obligations under the Loan Agreement and each other Loan Document to which it is a party. Each Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted by it, pursuant to and in connection with the Loan Agreement or any other Loan Document to the Agent, on behalf and for the benefit of the Agent and each Investor, as collateral security for the obligations under the Loan Agreement and the other Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged by it as security for such obligations, continues to be and remain collateral for such obligations.

7.           Miscellaneous.

(a)       This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)       Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)       This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d)       This Amendment constitutes a “Loan Document” under the Loan Agreement.

(e)       Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)       The Borrowers will pay (or cause to be paid) promptly upon receipt of a reasonably detailed invoice therefor, all reasonable and documented out-of-pocket fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment in accordance with and pursuant to Section 6.3 of the Loan Agreement, including, without limitation, reasonable and documented fees, costs and expenses of Pepper Hamilton LLP, counsel to the Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

OTELCO INC.
OTELCO TELEPHONE LLC
HOPPER TELECOMMUNICATIONS LLC
BRINDLEE MOUNTAIN TELEPHONE LLC
BLOUNTSVILLE TELEPHONE LLC
MID-MAINE TELECOM LLC
MID-MAINE TELPLUS LLC
OTELCO MID-MISSOURI LLC
OTELCO TELECOMMUNICATIONS LLC I-LAND INTERNET SERVICES LLC
CRC COMMUNICATIONS LLC
GRANBY TELEPHONE LLC
SACO RIVER TELEPHONE LLC
PINE TREE TELEPHONE LLC
SHOREHAM TELEPHONE LLC

By:	/s/ Curtis L. Garner, Jr.
Curtis L. Garner, Jr.
Chief Financial Officer and Secretary

COLLATERAL AGENT AND INVESTOR:

NEWSPRING MEZZANINE CAPITAL III, L.P. By: NSM III GP, L.P. Its General Partner By: NSM III GP, LLC Its General Partner

By:	/s/ Steven D. Hobman
Name: Steven D. Hobman
Title: President